1994 LONG TERM CASH INCENTIVE PLAN
                         BOWATER INCORPORATED

1. PURPOSE

The purposes of the Bowater Incorporated (the "Corporation") Long-Term Cash Incentive Plan (the "Cash Plan") are to:

(bullet)	Focus executives on the Corporation's long-term strategic and financial objectives which will lead to the creation of value for the shareholders,

(bullet)	Encourage management to achieve goals by providing incentive opportunities which are commensurate with performance, and

(bullet)	Enhance the Corporation's ability to attract and retain highly talented individuals.

2. GENERAL PLAN PROVISIONS

The Cash Plan provides the opportunity for key employees to receive cash awards based on the Corporation's performance relative to a group of peer companies over a three-year period.

Each participant is granted a target number of units at the beginning of the three-year performance period, with each unit having a value equal to one share of Bowater stock. At the end of the three years, the Corporation's ranking among the peer companies on Return on Capital Employed ("ROCE") will determine the number of units earned. Awards to participants will equal the number of units earned times the price of a share of Bowater stock at the end of the period and will be paid in cash.

3. PLAN PARTICIPANTS

Plan participation is extended to the Chief Executive Officer (the "CEO") and selected employees who, in the opinion of the CEO and the Human Resources and Compensation Committee (the "HRCC") of the Board of Directors, have the ability to have a significant impact on the long term performance of the Corporation.

Participation in the Cash Plan will be more limited than in either the Annual Bonus Plan or the Stock Option Plan.

If any participants are added mid-cycle, they will be eligible for a pro-rata award based on the amount of time they were a participant. Similarly, if a participant is promoted mid-cycle, his/her units may be adjusted to reflect this.



4. TARGET AWARDS

Target Cash Plan awards for the total three-year payout are equal to three times a participant's annual target incentive opportunity at the date of grant. The annual target incentive opportunity equals the midpoint salary for the participant's grade times the target annual incentive percentage for that grade. The number of units granted to a participant will be equal to his/her target Cash Plan award divided by the average daily stock price for December of the year preceeding the first year of the cycle.
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5. ESTABLISHING PERFORMANCE GOALS

At the outset of a Cash Plan cycle, a schedule is developed which determines what percentage of the target award will be paid for each relative rank positioning. Relative rank positioning is based on ROCE in the final year of the plan cycle.

For purposes of this plan, ROCE is computed before interest and tax:

ROCE = Net Operating Earnings after Depreciation but before Interest and Tax
				    Average Capital Employed

where average capital employed equals total equity plus long term debt plus minority interest plus deferred taxes over the four quarters of a year. If fourth quarter data are unavailable at the time of the award computation, the average may be for the most recently available four quarters.

6. DETERMINING AWARD AMOUNTS AND PAYMENTS

Calculation of Total Award Amounts

Following the end of the three-year cycle, the ranking of the Corporation based on ROCE in the final year of the performance period will be calculated. This ranking will be compared with the schedule established at the beginning of the cycle. Once the percentage of units earned has been determined, cash payments will be made to participants equal to the number of units earned times the average daily stock price for December of the final year of the cycle.

HRCC Approval of Awards

The Human Resources and Compensation Committee of the Board will approve all awards before payments are made. The Committee reserves the right to adjust any or all awards; this includes the right to eliminate awards for a performance period if, in the Committee's judgment, they are not warranted.

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